Exhibit 24.1

RESUBSTITUTE POWER OF ATTORNEY

Pursuant to the terms of certain powers of attorney (each, a “Power of Attorney”) previously filed with the U.S. Securities and Exchange Commission, Russell Ford was appointed an attorney-in-fact to, among other things, execute for and on behalf of the following individuals any Schedule 13D, Schedule 13G, Forms 3, 4 and 5, and Form 144 or any amendments thereto, in accordance with the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder:

Douglas Brandely

Malisa Chambliss

Peter Clare

Marc Drobny

Kimberly Ernzen

Andrea Fischer Newman

Ian Fujiyama

Derek Kerr

Gregory Krekeler

Wendy Masiello

Paul McElhinney

Lewis Prebble

Daniel Satterfield

Giovanni Spitale

Alex Trapp

Stefan Weingartner

Michael Kaplan

Russell Ford

In accordance with the authority granted under each Power of Attorney, including the full power of substitution, Russell Ford appointed the undersigned, Michael L. Kaplan as substitute attorney-in-fact, on behalf of the individuals listed above (other than Giovanni Spitale, for whom the undersigned was named directly as attorney-in-fact under the applicable Power of Attorney), with the power to exercise and execute all of the powers granted or conferred in the applicable Power of Attorney. The undersigned hereby appoints Raphael J. Avraham as substitute attorney-in-fact, on behalf of the individuals listed above, with the power to exercise and execute all of the powers granted or conferred in the applicable Power of Attorney. By his signature as attorney-in-fact to this Resubstitute Power of Attorney, Raphael J. Avraham accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as attorney-in-fact.

This Resubstitute Power of Attorney shall remain in full force and effect until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Resubstitute Power of Attorney to be executed as of June 25, 2026.

/s/ Michael L. Kaplan

Michael L. Kaplan

Attorney-in-Fact

I accept this appointment and resubstitution:

/s/ Raphael Avraham

Raphael Avraham